UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

BrightSpring Health Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41938	82-2956404
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 N. Whittington Parkway
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 502 394-2100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTSG	The Nasdaq Stock Market LLC
6.75% Tangible Equity Units	BTSGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2025, Michael McMaude resigned as the President of Hospice Services of BrightSpring Health Services, Inc. (the “Company”), and the Chief Executive Officer of Abode Healthcare, Inc., a subsidiary of the Company (“Abode”), effective immediately (the “Effective Date”). Mr. McMaude is not resigning as a result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. As described below, Mr. McMaude will continue providing services to the Company as a consultant under the terms of the Resignation Agreement (as defined below).

In connection with Mr. McMaude’s resignation, Mr. McMaude and Abode have entered into that certain Resignation Agreement, dated as of June 20, 2025 (the “Resignation Agreement”). Pursuant to the terms of the Resignation Agreement, Mr. McMaude will serve as a non-employee consultant until the earlier of January 26, 2027, or until the Resignation Agreement is earlier terminated in accordance with its terms (such period, the “Consulting Period”).

Subject to Mr. McMaude’s timely execution and non-revocation of the Resignation Agreement, the Resignation Agreement provides for the following:

•
As consideration for the consulting services to be provided thereunder, Abode will pay Mr. McMaude a consulting fee equal to $2,000.00 per month during the Consulting Period (with an additional $12,000.00 for the first forty-five (45) days of the Consulting Period) plus pre-approved expenses, if any;
•
Mr. McMaude’s outstanding unvested stock options, restricted stock units and phantom shares will continue to vest for so long as Mr. McMaude provides consulting services to the Company during the Consulting Period;
•
The terms of the previous grants of stock options to Mr. McMaude under the Amended and Restated Phoenix Parent Holdings Inc. 2017 Stock Incentive Plan will be amended to extend the exercise period of such stock options from ninety (90) days following a termination of his employment or service relationship with the Company to the applicable expiration date of such stock options; and
•
The equity that Mr. McMaude purchased in connection with the Company’s acquisition of Abode may be sold by Mr. McMaude in tranches beginning on the Effective Date, subject to applicable securities laws.

In return for these agreements, Mr. McMaude will provide a customary general release and waiver of claims. The Resignation Agreement also provides that Mr. McMaude will continue to be subject to the restrictive covenants contained in his existing employment agreement and in other agreements and, during the Consulting Period and for a period of one (1) year thereafter, Mr. McMaude will be subject to a non-competition agreement and during the Consulting Period and for a period of two (2) years thereafter, Mr. McMaude will be subject to a non-solicitation and non-hire restrictions of such employment agreement.

The foregoing summary of the Resignation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Resignation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Resignation Agreement, dated as of June 20, 2025, by and between Abode Healthcare, Inc. and Michael McMaude.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTSPRING HEALTH SERVICES, INC.

Date:	June 20, 2025	By:	/s/ Jennifer Phipps
		Name: Title	Jennifer Phipps Executive Vice President and Chief Financial Officer